                                                                    Exhibit 10.1

(YORK INTERNATIONAL CORPORATION LOGO)

                                                       PERSONAL AND CONFIDENTIAL

                                                     INTER-OFFICE CORRESPONDENCE


TO:        Business Unit Executive

FROM:

DATE:

RE:        Senior Management Incentive Plan (SMIP)


I am pleased to inform you that you have been approved by the Board of Directors to participate in the Senior Management Incentive Plan (SMIP) portion of the Company's 2002 Incentive Compensation Plan for the 2005 fiscal year. Please refer to the 2002 Incentive Compensation Plan for more details on the plan description and policies.

For the 2005 fiscal year, your incentive compensation will be based on the following performance goals:

      1.    York International Earnings per Share (EPS)

      2.    York International Cash Flow

      3.    Business Unit EBIT $

      4.    Business Unit EBIT %

      5. Business Unit Net Capital Employed (NCE) % or Return on Net Capital Employed (RONCE) %


There are three levels of achievement for each goal. The achievement level will be linearly pro-rated based on actual results.
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Goals and respective payout as a percentage of base salary is listed below ($ in millions except EPS):

                                                                      WEIGHTING
                                THRESHOLD     TARGET     MAXIMUM       FACTOR
                                ---------     ------     -------       ------
EARNINGS PER SHARE (EPS) for        $           $           $
York International*

Percent of Base
Salary to be paid                   %           %           %              %

CASH FLOW for York                  $           $           $
International*

Percent of Base
Salary to be paid                   %           %           %              %

BUSINESS UNIT
EBIT $                              $           $           $

Percent of Base
Salary to be paid                   %           %           %              %

BUSINESS UNIT
EBIT %                              %           %           %

Percent of Base
Salary to be paid                   %           %           %              %

BUSINESS UNIT
RONCE% OR
NCE%*                               %           %           %

Percent of Base
Salary to be paid                   %           %           %              %
      Incentive Amount              %           %           %              %

*ONLY PAYABLE IF 85% OF BUSINESS UNIT EBIT$ TARGET IS ACHIEVED

Distribution of the amount earned under the SMIP will be made after the results for fiscal year 2005 have been audited. The actual timing, amounts and individual distribution of those amounts are predicated upon actual performance, and are ultimately approved by the Compensation Committee of the Board of Directors. In the event of death, disability, retirement or termination, other than for cause, payments will be prorated for the time of employment. If you voluntarily leave the company or are terminated for cause prior to the end of the year, any incentive payment will be forfeited.

Targets are confidential information and may not be communicated outside of the Company, and should only be discussed internally on a need-to-know basis.